                                                                       Exhibit 4



                              April 11, 1995



The Boatmen's National Bank of St. Louis
P.O. Box 236
St. Louis, MO  63166

Attention:  Timothy L. Drone, Vice President & Manager

Bank of Boston Connecticut
Corporate Banking
1 Landmark Square
Stamford, CT  06901
Attention:  Jo Ann Keller, Director

The Chase Manhattan Bank, N.A.
One Chase Plaza
New York, NY  10081

Attention:  Lawrence C. Shields, Managing Director

Chemical Bank
270 Park Avenue
New York, NY  10017

Attention:  Lorraine A. Mohan, Vice President

Citibank, N.A.
399 Park Avenue, 8th Floor
New York, NY  10043

Attention:  Goran Sare, Vice President

Credit Suisse
New York Branch
12 East 49th Street
New York, NY  10017

Attention:  Lynne Allegaert, Member of Senior Management

Morgan Guaranty Trust Company of New York
60 Wall Street
New York, NY  10260-0060

Attention:  Martin R. Atkin, Managing Director

J. P. Morgan Delaware
902 Market Street
Wilmington, DE  19801

Attention:  David J. Morris, Vice President

Dear Sirs:

          We refer to the Credit Agreement, dated as of September 30, 1993 ("Credit Agreement"), among Olin Corporation ("Borrower"), Bank of Boston Connecticut, Chemical Bank, Citibank, N.A., Credit Suisse, Morgan Guaranty Trust Company of New York, JP Morgan Delaware, The Boatmen's National Bank of St. Louis and The Chase Manhattan Bank, N.A. The following sets forth the agreement of the undersigned to make changes in the Applicable Margin, Facility Fee Rate and Termination Date, to eliminate the Current Ratio as an affirmative covenant and to make certain other changes in the Credit Agreement:

1. Section 1.01 is amended by changing the definitions of "Applicable Margin", "Facility Fee Rate" and "Termination Date" therein to read respectively as follows:

   "Applicable Margin" means, as determined on the date the Adjusted CD Rate or
    -----------------
   Eurodollar Rate, as the case may be, is determined, when the Ratings are as set forth below, the rate per annum set forth below opposite such Ratings:

                                                       Applicable   Applicable
                                        Ratings        Eurodollar    C/D Rate
                                  Moody's      S&P       Margin       Margin
                                 --------      ---     ----------   ----------

  Greater than                   A3    or      A-       .1750%       .3000%
  or equal to

  Equal to                       Baal and      BBB+     .1850%       .3100%

                                 Baa2 and      BBB+
                                 Baa1 and      BBB      .2000%       .3250%
                                 Baa2 and      BBB

                                 Baa2 and      BBB-
                                 Baa3 and      BBB      .2700%       .3950%
                                 Baa3 and      BBB-
  Any other Rating lower than
  those set forth above                                 .5000%       .6250%

    "Facility Fee Rate" means with respect to each day when the Ratings are as
     -----------------
    set forth below, the rate per annum set forth below opposite such Ratings:


                     Ratings
                Moody's     S&P   Facility Fee Rate
                -------     ---   -----------------

Greater than    A3    or    A-       .1000%
or equal to

Equal to        Baa1 and    BBB+     .1150%

                Baa2 and    BBB+
                Baa1 and    BBB      .1500%
                Baa2 and    BBB

                Baa2 and    BBB-
                Baa3 and    BBB      .1800%
                Baa3 and    BBB-


Any other Rating lower than
those set forth above                .2500%

    "Termination Date" means (i) May 8, 2000 or (ii) any date to which the
    ------------------
    Termination Date shall have been extended pursuant to Section 2.04(b); provided in each case of (i) and (ii), the earlier date on which the termination in whole of the Commitments occurs pursuant to Section 2.04(a) or 6.01.

2. The text contained in Section 5.01(d) is hereby deleted and replaced with "(d) [Intentionally Left Blank]".

3.   Section 5.02(a) is amended to delete the word "and" appearing after clause
     (vii) thereof, to replace the period following clause (viii) thereof with the word "and" and to add the following clause (ix) to the end of Section 5.02(a):

     (ix) Liens in favor of the Olin-DNT Limited Partnership, a Delaware limited partnership, or Air Products and Chemicals, Inc., a Delaware corporation, or any of their respective successors and assigns, securing obligations relating to lease agreements entered into with respect to a demonstration DNT plant and a commercial DNT plant as set forth in and pursuant to Precautionary Security Agreements to be filed and recorded in the appropriate records of Calcasieu Parish, Louisiana with respect to the property referred to therein, and with respect to real estate assets referred to therein not to exceed in the aggregate fifteen acres of Borrower's real estate, and extensions and renewals of such liens.

4. This amendment shall become effective as of May 1, 1995 provided it is approval by the Borrower's Board of Directors (or authorized committee thereof) prior to such date and by the Banks as required by Section 8.01 of the Credit Agreement at any time.

     The Borrower confirms that the representations and warranties contained in
  Section 4.01 of the Credit Agreement are correct as though made on and as of the date hereof (for this purpose the term "Agreement" as used in Section 4.01 shall mean the Credit Agreement as amended hereby and the "for the six months ended, June 30, 1993" reference in paragraph (e) of Section 4.01 shall be deemed to be "for the twelve months ended, December 31, 1994").

     Kindly confirm by your signature below your agreement to the foregoing.

                                       BORROWER
                                       --------

                                       OLIN CORPORATION


                                       By  /s/J. M. Pierpont
                                           -----------------
                                           Title:  Vice President and Treasurer

  Commitment                           BANKS
  ----------                           -----

  $ 20,000,000                         BANK OF BOSTON CONNECTICUT

                                       By: /s/ JoAnn Keller
                                           ----------------
                                           Name:  JoAnn Keller
                                           Title:  Director

  $ 40,000,000                         CHEMICAL BANK

                                       By: /s/Susan L. Kane
                                           ----------------
                                           Name:  Susan L. Kane
                                           Title:  Managing Director

  $ 50,000,000                         CITIBANK, N.A.

                                       By: /s/Goran Sare
                                           -------------
                                           Name:  Goran Sare
                                           Title:  Vice President

  $ 20,000,000                         CREDIT SUISSE

                                       By: /s/Michael C. Mast
                                           ------------------
                                           Name:  Michael C. Mast
                                           Title: Member of Senior Management

                                       By: /s/Kristina Catlin
                                           ------------------
                                           Name:  Kristina Catlin
                                           Title:  Associate

  $ 20,000,000                         MORGAN GUARANTY TRUST
                                       COMPANY OF NEW YORK

                                       By: /s/Penelope J. B. Cox
                                           ---------------------
                                           Name:  Penelope J. B. Cox
                                           Title:  Vice President

  $ 20,000,000                         JP MORGAN DELAWARE

                                       By: /s/Philip S. Detjens
                                           --------------------
                                           Name:  Philip S. Detjens
                                           Title:  Vice President


  $ 30,000,000                         THE BOATMEN'S NATIONAL BANK
                                       OF ST. LOUIS

                                       By: /s/Kenneth J. Schult
                                           --------------------
                                           Name:  Kenneth J. Schult
                                           Title:  Vice President

                                       By: /s/Timothy L. Drone
                                           -------------------
                                           Name:  Timothy L. Drone
                                           Title:  Vice President & Manager

  $ 50,000,000                         THE CHASE MANHATTAN BANK, N.A.

                                       By: /s/Lawrence C. Shields
                                           ----------------------
                                           Name:  Lawrence C. Shields
                                           Title:  Managing Director

  $250,000,000                             Total of the Commitments